EXHIBIT TO ITEM 77M

MERGERS

Touchstone Variable Series Trust

	On August 20, 2015 the Board of Trustees of Touchstone Variable Series Trust approved the Agreement and Plan of Reorganization (the 'Plan') between the Touchstone Baron Small Cap Fund and the Touchstone Focused Fund, each a series of Touchstone Variable Series Trust, whereby the Touchstone Baron Small Cap Fund would transfer to the Touchstone Focused Fund all of its assets, subject to all of its liabilities, in exchange for shares of the Touchstone Focused Fund.

      Circumstances and details of the reorganization are described and incorporated by reference to Form N-14 filed with the Securities and Exchange Commission ("SEC") via Edgar on September 21, 2015 (Accession No.: 0001104659-15-066286).


	On August 20, 2015 the Board of Trustees of Touchstone Variable Series Trust approved the Agreement and Plan of Reorganization (the 'Plan') between the Touchstone Third Avenue Value Fund and the Touchstone Focused Fund, each a series of Touchstone Variable Series Trust, whereby the Touchstone Third Avenue Value Fund would transfer to the Touchstone Focused Fund all of its assets, subject to all of its liabilities, in exchange for shares of the Touchstone Focused Fund.

      Circumstances and details of the reorganization are described and incorporated by reference to Form N-14 filed with the Securities and Exchange Commission ("SEC") via Edgar on September 21, 2015 (Accession No.: 0001104659-15-066286).


On August 20, 2015 the Board of Trustees of Touchstone Variable Series Trust approved the Agreement and Plan of Reorganization (the 'Plan') between the Touchstone High Yield Fund and the Touchstone Active Bond Fund, each a series of Touchstone Variable Series Trust, whereby the Touchstone High Yield Fund would transfer to the Touchstone Active Bond Fund all of its assets, subject to all of its liabilities, in exchange for shares of the Touchstone Active Bond Fund.

      Circumstances and details of the reorganization are described and incorporated by reference to Form N-14 filed with the Securities and Exchange Commission ("SEC") via Edgar on
October 23, 2015 (Accession No.: 0001104659-15-072494).